Exhibit 10.22
Attachment A
Johnson Controls International plc
Restrictive Covenants for Award Agreements

In further consideration for the Participant’s opportunity to earn from Johnson Controls International plc, Johnson Controls Inc., and any subsidiaries, affiliates, or divisions, direct or indirect predecessors, successors, parents, business units or affiliated companies (the “Company”), the benefits provided in this Award Agreement (regardless of whether benefits under this Award Agreement are actually realized by the Participant), and except as prohibited by law, the Participant agrees as follows:

1. Non-Competition and Non-Solicitation Agreement. The Participant agrees to execute and fully comply with the Non-Competition and Non-Solicitation Agreement attached as Exhibit 1. References to “Employee” in the Non-Competition and Non-Solicitation Agreement shall also refer to the Participant. The Non-Competition and Non-Solicitation Agreement is fully incorporated into and made part of this Award and Attachment A.

2. Confidential Information and Trade Secrets.

2.1 Access and Use. The Participant acknowledges and agrees that, by virtue of the Participant’s employment with the Company and exercise of the Participant’s duties for the Company, the Participant will have access to and will use certain Confidential Information and Trade Secrets (as defined in the Non-Competition and Non-Solicitation Agreement), and that such Confidential Information and Trade Secrets constitute the Company’s confidential and proprietary business information and/or Trade Secrets, all of which are the Company’s exclusive property and in which the Company invests considerable effort, time and money to establish and improve. Accordingly, the Participant agrees that, except exclusively on behalf of the Company, the Participant shall not, and shall not permit any other person or entity to, directly or indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for the Company; (c) load, install, copy, store, or otherwise retain any Confidential Information on any non-Company computer or other device; and (d) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media. In addition, with respect to the Company’s AI, the Participant shall not: (x) use Confidential Information or Trade Secrets to train, refine, or improve third-party AI models; (y) upload data to public AI tools without the Company’s express written consent; and (z) allow third-party AI vendors to retain Company input/output data.

Exhibit 10.22
2.2 Duration of Confidential Information and Trade Secrets. This obligation of non-disclosure and non-use shall last so long as the information remains confidential. However, the Participant understands that if the Participant primarily lives and works in any state requiring a temporal limit on non-disclosure clauses or if a court otherwise requires such a limitation, Confidential Information that is not a Trade Secret shall be protected for no less than two (2) years following the Termination of Employment. The Participant also understands that Trade Secrets are protected by statute and are not subject to any time limits. The Participant also agrees to contact the Company’s Executive Vice President, Human Resources in writing before using, disclosing, or distributing any Confidential Information or Trade Secrets if the Participant has any questions about whether such information is protected information.

2.3 Immunity under the Defend Trade Secrets Act of 2016. The Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In certain circumstances, disclosures to attorneys made under seal or pursuant to court order are also protected under said Act.

2.4 Additional Legal Exceptions to Non-Disclosure Obligations. Nothing in this Agreement shall be construed to prevent the Participant’s disclosure of Confidential Information as may be required by applicable law or regulation, especially with respect to reporting a violation in good faith or cooperating with a Federal or State administrative agency (e.g., Securities and Exchange Commission, Department of Labor, Equal Employment Opportunity Commission (or equivalent state employment agencies), etc.), or pursuant to the valid order of a court of competent jurisdiction; provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Only with respect to an order of a court of competent jurisdiction, the Participant shall promptly provide the Company’s Vice President of Human Resources or an appointed designee with written notice of any such order. If the Company chooses to seek a protective order or other remedy, the Participant shall cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, the Participant shall furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and the Participant shall use the Participant’s best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding the Participant from: (a) if the Participant is in a non-managerial or non-supervisory role, exercising the Participant’s rights under Section 7 of the National Labor Relations Act (NLRA) (including with respect to engaging in concerted activities for the purpose of collective bargaining or other mutual aid or protection, discussing terms and conditions of employment, or otherwise engaging in protected conduct); or (b) otherwise

Exhibit 10.22
disclosing or discussing truthful information about unlawful employment practices (including unlawful discrimination, harassment, retaliation, or sexual assault).

3. Return of Company Property and Information/Social Media. The Participant agrees that upon the Termination of Employment (or earlier if requested by the Company) the Participant shall immediately return to the Company all property and information belonging to the Company (in electronic or hard-copy form). The Participant shall also disclose to the Company any passwords for the Participant’s Company computer or other access codes for anything associated with the Participant’s employment with the Company, and shall not delete or modify any property (including by factory resetting or wiping devices) prior to its return to the Company. To the extent that any Company information (whether or not such information is designated as confidential or proprietary) resides on the Participant’s personal computer, tablet, external hard drives, flash drives, cloud-based storage platforms, or any other personal device or storage location (“Participant Devices”), the Participant shall cooperate with the Company to remove or delete such information from the Participant Devices, including, if the Company requests it, by providing access and passwords to the Participant Devices to the Company’s third-party forensic provider. The third-party forensic provider shall hold the Participant’s personal information in confidence (and not disclose it to the Company) and shall limit its activity solely to removing and deleting Company information from the Participant Devices. Unless otherwise agreed to in writing by the Company in advance, the Participant further acknowledges and agrees that, beginning on the Termination of Employment, (a) the Participant shall remove any reference to the Company as the Participant’s current employer from any source Participant controls, either directly or indirectly, including, but not limited to, any social media, including LinkedIn, Facebook, X, Instagram, and/or TikTok, etc.; and (b) the Participant is not permitted to represent the Participant as currently being employed by the Company to any person or entity, including, but not limited to, on any social media.

Exhibit 10.22

EXHIBIT 1 - NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (“Agreement”) is made by and between Johnson Controls International plc, Johnson Controls Inc., and any subsidiaries, affiliates, or divisions, direct or indirect predecessors, successors, parents, business units or affiliated companies (the “Company”) that employ the person whose signature appears below (“Employee”).

WHEREAS, the Company desires to employ, or to continue to employ, Employee on an at-will basis (unless prohibited by law), subject to the terms and conditions of this Agreement, to perform the duties the Company assigns to Employee, as modified from time to time at the sole discretion of the Company (the “Employee Duties”). Employee similarly desires employment with the Company on this basis;

WHEREAS, during the course of employment, Employee will learn and have access to the Company’s Confidential Information (defined below) regarding the Company’s customers, products, initiatives, methods, and other Company proprietary information, or will establish, maintain and improve knowledge of or relationships or goodwill with the Company’s customers, suppliers or business partners, or other Confidential Information or Trade Secrets (defined below) of the Company;

WHEREAS, the Company’s Confidential Information, Trade Secrets and business relationships with customers, suppliers or business partners have been developed by the Company over a number of years;

WHEREAS, but for Employee’s employment at the Company, Employee would not be given continued access to the Company’s Confidential Information and Trade Secrets, and Employee would not be given access to and the continued opportunity to create, improve, and maintain relationships with the Company’s customers, suppliers or business partners, and become associated with the Company’s goodwill;

WHEREAS, the Company would not employ, or continue to employ, Employee if Employee did not accept the terms of this Agreement; and

WHEREAS, Employee has reviewed the matters recited in the paragraphs above and confirms Employee agrees with those recitals.

NOW, THEREFORE, for good and valuable consideration, to which Employee would not otherwise be entitled without entering into this Agreement, including: (a) the promises and covenants contained in this Agreement; (b) Employee’s employment with the Company; (c) Employee’s access to and use of the Company’s Confidential Information and Trade Secrets, including key information about, and goodwill in, its customers and employees; (d) the specialized training the Company provides to Employee to allow Employee to perform Employee’s duties for the Company; and/or (e) other good and valuable monetary consideration, the Company and Employee agree as follows (including the foregoing recitals which are expressly incorporated in this Agreement):

1. At-Will Employment. Nothing in this Agreement alters whether the Employee’s employment with the Company is on an at-will basis or otherwise.

2. Definitions.

Exhibit 10.22

2.1. Confidential Information and Trade Secrets. “Confidential Information” means information or material that the Company considers to be confidential, that is not generally known outside the Company, that relates to any phase of business of the Company (whether existing or foreseeable), including information conceived, discovered or developed by Employee. Confidential Information includes, but is not limited to: The Company’s Trade Secrets; proprietary artificial intelligence and machine learning systems (including models and algorithms, training and testing data, prompting, workflows and outputs, and technical and operational safeguards) (“AI”); project files, product designs, drawings, sketches and processes; production characteristics; testing procedures and results thereof; manufacturing methods, processes, techniques and test results; plant layouts, tooling, engineering evaluations and reports; business plans, financial statements and projections; operating forms (including contracts) and procedures; payroll and personnel records; non-public marketing materials, plans and proposals; business relationships, customer lists and information, and target lists for new clients and information relating to potential clients; software codes and computer programs; training manuals; policy and procedure manuals; raw materials sources, price and cost information; administrative techniques and documents; and any information received by the Company under an obligation of confidentiality to a third party. “Trade Secrets” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016 (“DTSA”).

2.2. “Competitive Business” shall mean any business, person, entity or group of business entities, regardless of whether organized as a corporation, partnership, joint venture, association or other organization, that: (a) conducts or is planning to conduct a business in competition with any business conducted or planned by the Company (i) in the Restricted Area (defined below) and (ii) for which Employee (A) was materially involved during the twenty-four (24) month period preceding the Termination Date, or (B) had knowledge of its operations or substantial exposure to such operations during the twenty-four (24) month period preceding the Termination Date; or (b) designs, develops, produces, offers for sale or sells a product or service that can be used as a substitute for, or is generally intended to satisfy the same customer needs for, any one or more products or services designed, developed, manufactured, produced or offered for sale or sold by any of the Company’s businesses (i) in the Restricted Area and (ii) for which Employee (A) was materially involved during the twenty-four (24) month period preceding the Termination Date, or (B) had knowledge of operations or to which Employee had substantial exposure during the twenty-four (24) month period preceding the Termination Date.

2.3. “Indirectly” means assisting or working with any third person(s) or entity(ies), either personally or through the supervision of employees, including the supervision of the selling or solicitation of products or services. For Employee in North Carolina (or in any other jurisdiction that rejects the term “indirectly”), “Indirectly” as used throughout this Agreement shall exclusively mean “directly.”

2.4. “Restricted Area” means the territory (i.e.: (x) state(s), (y) county(ies), or (z) city(ies)) in which, during the twenty-four (24) month period preceding the Termination Date, Employee (a) provided material services on behalf of the Company (or in which Employee supervised the servicing activities), and/or (b) solicited Restricted Customers

Exhibit 10.22
(defined below) or otherwise sold services on behalf of the Company (or in which Employee supervised the solicitation or servicing activities related to such Restricted Customers). If Employee performed Material Responsibilities that are not geographically limited to any territory but Employee’s knowledge of the Company’s Confidential Information and Trade Secrets could be used by a competitor to unfairly compete with or undermine the Company’s legitimate business interests, the Restricted Area shall be anywhere the Company does business. “Material Responsibilities” means Employee’s primary job duties and responsibilities in connection with working with Restricted Customers or directly supervising individuals who work with Restricted Customers.

2.5. “Restricted Customer” shall mean a customer of the Company whom Employee directly or Indirectly sold or provided products or services on behalf of the Company or with whom Employee had material business contact during the twenty-four (24) month period preceding the Termination Date.

2.6. “Restricted Prospect” shall mean a business and any of its subsidiaries or affiliates to whom Employee directly or Indirectly made a proposal in the twelve (12) month period preceding the Termination Date.

2.7. “Termination Date” means Employee’s last day of employment with the Company regardless of the reason for Employee’s separation, including with or without cause, voluntary or involuntary. It does not encompass Employee’s continuous employment from one Company entity to another Company entity or between Company entities. As referenced below, such movement shall be deemed as unbroken and continued employment under this Agreement and these covenants.

3. Restrictive Covenants.

3.1. Non-Competition. Except as prohibited by law, Employee agrees that during Employee’s employment with the Company and for one (1) year following the Termination Date (the “Non-Competition Period”), Employee shall not directly or Indirectly: perform the same or similar responsibilities (excepting clerical or menial labor) Employee performed for the Company in connection with a Competitive Business. Employee may invest Employee’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Employee’s holdings represent less than five percent (5%) of the total number of shares outstanding or principal amount of the securities of such a person.

3.2. Non-Solicitation of Restricted Customers. Except as prohibited by law, Employee agrees that during Employee’s employment with the Company and for two (2) years following the Termination Date (the “Non-Solicitation Period”), Employee shall not, directly or Indirectly: (a) solicit, aid or induce any Restricted Customer of the Company to purchase goods or services then sold by the Company from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such Restricted Customer, or (b) solicit, aid or induce any Restricted Customer that was pursued by the Company and with which Employee had contact, participated in the contact, or about which Employee had knowledge of Confidential Information by reason of Employee’s

Exhibit 10.22
relationship with the Company within the twenty-four (24) month period preceding the Termination Date.

3.3. Non-Solicitation of Restricted Prospects. Except as prohibited by law, Employee agrees that during the Non-Solicitation Period, Employee shall not, directly or Indirectly: (a) solicit, aid or induce any Restricted Prospects of the Company to purchase goods or services then sold by the Company from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such Restricted Prospects, or (b) solicit, aid or induce any Restricted Prospects that were pursued by the Company and with which Employee had contact, participated in the contact or about which Employee had knowledge of Confidential Information by reason of Employee’s relationship with the Company within the twelve (12) month period preceding the Termination Date.

3.4. Non-Solicitation of Employees. Employee acknowledges and recognizes that the Company’s workforce is a valuable and essential asset of the Company’s business and that its employees were recruited and trained at considerable time, effort and expense to the Company. Employee agrees that, unless prohibited by law, during the Non-Solicitation Period, Employee shall not, directly or Indirectly: (a) solicit, recruit, aid, or induce any employee of the Company to leave their employment with the Company in order to accept employment with or render services to another person or entity unaffiliated with the Company, or (b) hire or knowingly take any action to assist or aid any other person or entity in identifying or hiring any Company employees.

3.5. Reasonableness of Restrictions. Employee understands and agrees that the covenants in this section are necessary and essential to protect the Company’s proprietary and Confidential Information; that the area, duration and scope of the covenants in this section are reasonable and necessary to protect the Company’s legitimate protectable business interests; that they do not unduly oppress or restrict Employee’s ability to earn a livelihood in Employee’s chosen profession; that they are not an undue restraint on Employee’s trade or any of the public interests that may be involved; that good and valuable consideration exists for Employee’s agreement to be bound by such covenants; and that the Company has a legitimate business purpose in requiring Employee to abide by the covenants set forth in this section.

3.6. General Exceptions. Employee understands that the restrictive covenant obligations in this Section shall not apply to Employee if Employee is covered under applicable federal law, state statute or local ordinance/rule prohibiting non-competes or non-solicits, including on the basis of Employee’s income or profession.

4. Miscellaneous.

4.1. Remedies and Injunctive Relief. Employee acknowledges that the restrictions contained in this Agreement are necessary to protect the legitimate interests of the Company and that any violation of this Agreement would result in irreparable harm and injury to the Company. Employee further acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that the Company shall be entitled to injunctive relief and any other legal or equitable remedies available to the Company in the case of any such breach or threatened breach. In the event that a court determines that Employee has breached or

Exhibit 10.22
threatened to breach this Agreement, Employee agrees to reimburse the Company for all of its attorneys’ fees and costs incurred in enforcing the terms of this Agreement. However, nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach against Employee or Employee’s new employer, which may also include, but not be limited to, contract damages, lost profits, and punitive damages.

4.2. Other Agreements and Information Concerning Former Employers. Except as Employee has disclosed in writing to the Company, Employee represents that Employee is not bound by any agreement with any previous employer or other party to refrain from using or disclosing any confidential information of such previous employer or other party in the course of Employee’s employment with the Company or from being employed by a company that competes with the business of such previous employer or any other party. Employee will not improperly use or disclose any confidential information or trade secrets of any former employer or other party and will not, unless consented to in writing by such employer or other party, bring any information Employee is legally barred from using or disclosing on to Company property or otherwise introducing it into the computer system or networks of the Company.

4.3. Notice to Future Employers. Employee agrees that in the event Employee is offered to enter into an employment relationship with a third party at any time during the existence of this Agreement, or during such other period in which the post-termination obligations of this Agreement apply, Employee shall immediately (a) advise said other third party of the existence of this Agreement and shall immediately provide said person or entity with a copy of this Agreement, and (b) notify the Company of the name of such third party. Employee further agrees that the Company may provide such third party with a copy of this Agreement.

4.4. Binding Agreements. Employee acknowledges that the provisions of this Agreement are in addition to, and in no way intended to limit, restrict, or narrow any prior or existing employment or other agreement with the Company, including any award agreement. This Agreement does not replace or supersede any prior or existing employment or other agreement with the Company; rather, it shall be read in conjunction with such prior or existing agreements and shall be interpreted in a manner to provide the Company with the maximum protection provided by all agreements Employee has with the Company. The terms of the restrictions in Section 3 above and the other terms in this Agreement are to be read consistent with the terms of any other non-competition, non-solicitation or other agreements Employee has executed with the Company; provided, however, to the extent there is a conflict between such agreements, such agreement shall be construed as providing the broadest possible protections to the Company even if such construction would require provisions of more than one such agreement to be given effect. No waiver of this Agreement will be effective unless it is in writing and signed by the Company’s Vice President of Human Resources or an appointed designee. This Agreement may not be superseded or amended by any other agreements between Employee and the Company unless such agreement specifically and expressly states that it is intended to supersede this Agreement and is executed by the Company’s Vice President of Human Resources or an appointed designee.

Exhibit 10.22
4.5. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. Employee may not assign Employee’s rights and obligations under this Agreement without prior written consent of the Company. The Company may assign this Agreement and/or its rights or obligations under this Agreement. Any and all rights and remedies under this Agreement shall inure to the benefit of and be enforceable by any successor or assignee of the Company.

4.6. Severability and Reformation. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent legally permissible. Should any court determine that any term of this Agreement is invalid, unlawful or unenforceable, in whole or in part, then: (a) Employee and Company agree that such term will be deemed to be modified so as to make that term valid and enforceable to the fullest extent legally permissible to protect Company’s reasonable competitive interests and its Confidential Information; or (b) if it is not possible to make that term valid and enforceable by modification, then that term shall be deemed to be severed and stricken from this Agreement so that the remaining terms of the Agreement are valid, legal and enforceable to the maximum extent permitted in such jurisdiction. Without limiting the foregoing, the parties intend that each of the covenants and agreements contained in each section of this Agreement (including, without limitation, Sections 3.1, 3.2, 3.3 and 3.4 above) are independent of any other provisions in this Agreement. Each term in this Agreement constitutes a separate covenant between the parties, and each term is fully severable from any other term. If, in any legal proceeding, a court or arbitrator shall refuse to enforce all the separate covenants and agreements deemed to be included in Sections 3.1, 3.2, 3.3 and 3.4 above, it is the intention of the parties that the remaining non-eliminated separate covenants be enforced in such a proceeding.

4.7. Divisibility. The restrictive covenants in Section 3 of this Agreement are intended to be divisible and to be interpreted and applied independently, regardless of the enforceability of any other provision of this Agreement.

4.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one instrument. A signature made on a .PDF or facsimile copy of this Agreement or a signature to this Agreement transmitted by .PDF or facsimile shall have the same effect as an original signature.

4.9. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

4.10.Governing Law and Venue. The parties agree that the law of the State in which the Employee is domiciled at the time of signature shall govern the interpretation, application, and enforcement of this Agreement, without regard to any choice of law rules of that or any other state. They further agree that the exclusive venue shall be the state or federal courts sitting in or covering the County where Employee is domiciled. The parties waive any defense, whether asserted by motion or pleading, that the venue specified by this Section is an improper or inconvenient venue; provided that the Company may

Exhibit 10.22
commence a legal proceeding in any other relevant jurisdiction for the purpose of enforcing its rights under this Agreement.

4.11.Effectiveness of Agreement. This Agreement becomes effective when Employee signs it, the obligations under it continue throughout the entire period of time Employee is employed by the Company, without regard to the business within the Company with which Employee is associated, and these obligations will continue after, and survive, the Termination Date.

5. Restrictive Covenant Addenda. Employee acknowledges and agrees that different restrictive covenant obligations than those set forth in Section 3 above may apply to Employee if Employee resides or works in certain jurisdictions. While Employee resides or works in such a jurisdiction, including on the Termination Date, Employee agrees that the restricted activities set forth in Section 3 above, as well as any other applicable obligations set forth in this Agreement, shall be superseded only as set forth in the Addenda attached hereto as Appendix A.

6. Electronic Signature and Acknowledgment. Employee agrees that the Company may enforce this Agreement with a copy that Employee has electronically accepted or acknowledged, including through the Company’s electronic human resources system (such as Workday) or any other electronic signature or acknowledgment procedures that the Company or a third party designated by the Company has established or may establish. Employee agrees that Employee’s electronic acceptance or acknowledgment of this Agreement constitutes Employee’s electronic signature, is executed with the intent to sign and to be bound by this Agreement, and shall be the same as, and shall have the same force and effect as, Employee’s handwritten signature. The Company’s electronic system records Employee’s identity and the date and time of Employee’s acceptance or acknowledgment, which the parties agree is logically associated with this Agreement and attributable to Employee. By electronically accepting or acknowledging this Agreement, Employee agrees to the following: “This electronic record contains my electronic signature, which I have executed with the intent to sign and to be bound by this Agreement.”

Accepted and agreed to:

EMPLOYEE

Accepted and acknowledged electronically by
Employee.

Exhibit 10.22
APPENDIX A
ADDENDA TO NON-COMPETITION AND NON-SOLICITATION AGREEMENT

As set forth in Section 5 of the above Non-Competition and Non-Solicitation Agreement (the “Agreement”), Employee acknowledges and agrees that certain restrictive covenant obligations than those set forth in the Agreement, as well as other provisions set forth in the Agreement, are superseded or modified as set forth in the Addenda below with respect to the following jurisdictions:

Alabama
California
Colorado
District of Columbia
Florida
Georgia
Illinois
Louisiana
Massachusetts
Minnesota
Nebraska
North Dakota
Oklahoma
Oregon
South Carolina
Tennessee
Virginia
Washington
Wisconsin
Wyoming

To the extent that Employee primarily resides or works in such a jurisdiction, Employee agrees that the restricted activities and other provisions set forth in the Agreement shall be superseded or modified only as set forth in the applicable Addendum below, to which Employee agrees simultaneously with the execution of the Agreement.

Capitalized terms used but not defined in the following Addenda shall have the respective meanings ascribed to such terms in the Agreement. This section is expressly incorporated into and made part of each Addendum below.

ALABAMA ADDENDUM

Addendum No. 1:

The language in Section 3.4 “Non-Solicitation of Employees” is limited to preventing Employee’s non-solicitation or non-inducement of employees who hold positions that are “uniquely essential to the management, organization or service of the business” (Ala. Code § 8-1-190(b)(1)).

Addendum No. 2:

Exhibit 10.22
The parties agree that the effective date of the Agreement shall be no sooner than Employee’s first day of employment with the Company, even if Employee signs the Agreement at an earlier date.

CALIFORNIA ADDENDUM

Addendum No. 1:

The language in Section 3 “Restricted Covenants” is modified by adding the following:

The restrictions related to competitive activities and solicitation in Section 3 only apply while Employee is employed by or otherwise working for the Company. This modification shall be effective only during such period of time that Employee primarily resides or works in the State of California.

Addendum No. 2:

The language in Section 4.10 “Governing Law” is modified by adding the following:

Employee understands that while primarily residing and working in California, this Agreement shall be governed by and construed in accordance with the laws of the State of California, and the Company shall not require Employee, as a condition of employment, to adjudicate outside of California a claim arising in California or to be deprived of the substantive protection of California law. The Company shall not enforce or attempt to enforce the covenants stricken by Addendum No. 1 against such Employee.

COLORADO ADDENDUM
Addendum No. 1:

The language in Section 2.1 “Confidential Information and Trade Secrets” is modified by adding the following.

Employee acknowledges and agrees the Company’s protections of Confidential Information and Trade Secrets are reasonable and shall not prohibit the disclosure of information arising from Employee’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information readily ascertainable to the public, and/or information an employee has a right to disclose as legally protected conduct.

Addendum No. 2:

The language in Section 3 “Restrictive Covenants” is modified by adding the following:

If Employee primarily resides or works in the State of Colorado, the restrictions related to competitive activities in Section 3.1 only apply to the extent Employee earns, both at the time this Agreement is entered into and at the time the Company enforces it, an amount of annualized cash compensation equivalent to or greater than the threshold amount for highly compensated workers as determined by the Colorado Department of Labor and Employment at the time this Agreement is entered into, and such activities will involve the inevitable use of, or near-certain influence by

Exhibit 10.22
Employee’s knowledge of, Trade Secrets disclosed to Employee during the course of employment with the Company.

If Employee primarily resides or works in the State of Colorado, the restrictions related to solicitation activities in Sections 3.2 and 3.3 only apply to the extent Employee earns, both at the time this Agreement is entered into and at the time the Company enforces it, an amount of annualized cash compensation equivalent to or greater than 60% of the threshold amount for highly compensated workers as determined by the Colorado Department of Labor and Employment at the time this Agreement is entered into, and such activities will involve the inevitable use of, or near-certain influence by Employee’s knowledge of, Trade Secrets disclosed to Employee during the course of employment with the Company.

Addendum No. 3:

The language in Section 2.4 “Restricted Area” is modified by adding the following:

Restricted Area only covers territory where Employee’s knowledge of the Company’s Trade Secrets could be used by a competitor to unfairly compete with or undermine the Company’s legitimate business interests.

Addendum No. 4:

A new Section 3.7 “Acknowledgement” is added as follows:

Employee acknowledges and agrees Employee has been provided with, and has signed, a separate notice of Employee’s obligations either (a) prior to Employee’s acceptance of employment with the Company or (b) for current employees of the Company, at least fourteen (14) days before the effective date of this Agreement, in the following form and substance. Employee further acknowledges and agrees that Sections 3.1, 3.2, and 3.3 shall not become effective until (c) Employee’s first day of employment, if presented with such notice and a copy of the Agreement prior to accepting an offer of employment, or (d) for current employees of the Company, fourteen (14) days after receiving such notice and a copy of the Agreement.

Addendum No. 5:

The language in Section 4.10 “Governing Law” is modified by adding the following:

Employee understands that if Employee primarily resides or works in the State of Colorado at the time Employee’s employment with the Company is terminated, the Agreement will be subject to the substantive laws and courts of the State of Colorado. During this period, venue shall be the State and Federal courts sitting in Colorado and the parties waive any defense, whether asserted by motion or pleading, that the venue specified by this Addendum is an improper or inconvenient venue.

DISTRICT OF COLUMBIA ADDENDUM

Under the District of Columbia’s Ban on Non-Compete Agreements Amendment Act of 2020, as amended by the Non-compete Clarification Amendment Act of 2022 (collectively, the “Act”), the following addenda for the District of Columbia shall apply to employers who are operating in the District

Exhibit 10.22
of Columbia or any person or group of persons acting directly or indirectly in the interest of an employer operating in the District of Columbia in relation to an employee or a prospective employee. The primary Agreement otherwise controls.

Addendum No. 1:

A new Section 3.7 “Covered Employee Ban” is added as follows:

Employee understands that the non-competition obligations under Section 3.1 shall not apply to Employee if Employee is considered a “covered employee” under the Act. Employee is a covered employee if the following conditions are satisfied:

Current Employees – If Employee has commenced work for the Company, Employee is covered if (a) Employee spends more than 50% of Employee’s work time for the Company working in the District of Columbia; or (b) Employee’s employment is based in the District of Columbia, and Employee regularly spends a substantial amount of Employee’s work time for the Company in the District of Columbia and not more than 50% of Employee’s work time for the Company in another jurisdiction.

Prospective Employees – If Employee has not yet commenced work for the Company, Employee is covered if (a) the Company reasonably anticipates that Employee will spend more than 50% of Employee’s work time for the Company working in the District of Columbia; or (b) Employee’s employment for the Company will be based in the District of Columbia, and the Company reasonably anticipates that Employee will regularly spend a substantial amount of Employee’s work time for the Company in the District of Columbia and not more than 50% of Employee’s work time for the Company in another jurisdiction.

Addendum No. 2:

A new Section 3.8 “Highly Compensated Employee Exclusion” is added as follows:

Employee understands that the non-competition obligations under Section 3.1 shall apply to Employee if Employee is a “highly compensated employee” (and is therefore excluded from the definition of “covered employee”). Under the Act, a “highly compensated employee” is someone who is reasonably expected to earn at least $162,164 (in 2026) during a consecutive 12-month period or whose compensation earned from the Company in the consecutive 12-month period preceding the date the proposed non-competition is to begin is at least $162,164 (in 2026). Beginning on January 1, 2024, and each calendar year thereafter, the dollar threshold for highly compensated employee status will be adjusted based on increases in the Consumer Price Index. Compensation includes the individual’s hourly wages, salary, bonuses or cash incentives, commissions, overtime premiums, vested stock (including restricted stock units), and other payments provided on a regular or irregular basis.

Addendum No. 3:

A new Section 3.9 “Notice” is added as follows:

Exhibit 10.22
Employee agrees that before being required to sign this Agreement, the Company provided written notice to Employee that Employee had fourteen (14) calendar days before Employee commenced employment to review the non-competition provision in the Agreement; or, in the case of a current employee, that Employee had at least fourteen (14) calendar days to review the non-competition provision in the Agreement before Employee must execute the Agreement. In addition, the Company provided Employee with the following written notice.

The District’s Ban on Non-Compete Agreements Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-compete agreements from highly compensated employees, as that term is defined in the Ban on Non-Compete Agreements Amendment Act of 2020, under certain conditions. The Company has determined that you are a highly compensated employee. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of Columbia Department of Employment Services (DOES).

FLORIDA ADDENDUM

Addendum No. 1:

For any Employee who is a “covered employee” under the Florida Contracts Honoring Opportunity, Investment, Confidentiality, and Economic Growth (CHOICE) Act, Fla. Stat. §§ 542.41–542.45, the Non-Competition covenant in Section 3 shall apply for a period of four (4) years following the Termination Date in lieu of the one (1) year period stated in Section 3. For purposes of this Addendum, a “covered employee” is an Employee who earns or is reasonably expected to earn more than twice the annual mean wage of the Florida county in which the Company’s principal place of business is located or, if the Company’s principal place of business is not in Florida, the Florida county in which the Employee resides.

Addendum No. 2:

As required by the CHOICE Act, Employee acknowledges that (a) the Company provided this Agreement to Employee, in writing, at least seven (7) days before the earlier of an offer of employment or an offer to enter into this Agreement; (b) the Company advised Employee, in writing, of Employee’s right to seek the advice of legal counsel before signing; and (c) Employee has been or will be provided with, and has or will have access to, the Company’s Confidential Information or customer relationships as part of Employee’s role, which Employee acknowledges in writing. Employee agrees that, upon application by the Company, a court shall preliminarily enjoin Employee from engaging in competitive activity during the non-compete period as provided in Fla. Stat. § 542.45.

Addendum No. 3:

For any Florida Employee who is not a “covered employee” under the CHOICE Act, the four (4) year period set forth in Addendum No. 1 shall not apply, and the Non-Competition covenant in Section 3 of the Agreement shall apply.

Addendum No. 4:

For any covered employee, this Agreement and the non-competition covenant shall be governed by and construed in accordance with the laws of the State of Florida, and Employee consents to the

Exhibit 10.22
jurisdiction and venue of the state and federal courts located in Florida for the resolution of all disputes arising under or relating to the non-competition covenant.

GEORGIA ADDENDUM

Addendum No. 1:

The language in Section 3.4 “Non-Solicitation of Employees” is modified so that its obligations are limited to the Restricted Area.

ILLINOIS ADDENDUM

Addendum No. 1:

A new Section 3.8 is added as follows:

Employee acknowledges that the Company (a) advised Employee in writing to consult with an attorney before entering into the Agreement, and (b) provided Employee with a copy of the Agreement at least fourteen (14) calendar days before the commencement of Employee’s employment or otherwise provided Employee with at least fourteen (14) calendar days to review the Agreement. Employee may voluntarily and irrevocably waive the remainder of the fourteen (14) day period and sign the Agreement before its conclusion.

Addendum No. 2:

The language in Section 4.10 “Governing Law” is modified by adding the following:

Employee understands that while residing or working in the State of Illinois, the Agreement will be subject to the substantive laws of the State of Illinois. During this period, venue shall be the State and Federal courts sitting in Illinois and the parties waive any defense, whether asserted by motion or pleading, that the venue specified by this Addendum is an improper or inconvenient venue.

LOUISIANA ADDENDUM

Addendum No. 1:

The definition of “Restricted Area” in Section 2.4 is stricken and replaced with the following:

“Restricted Area” shall mean all the following Louisiana parishes, counties, and municipalities where Company conducts business: Acadia Parish, Allen Parish, Ascension Parish, Assumption Parish, Arvoyelles Parish, Beauregard Parish, Bienville Parish, Bossier Parish, Caddo Parish, Calcasieu Parish, Caldwell Parish, Cameron Parish, Catahoula Parish, Claiborne Parish, Concordia Parish, DeSoto Parish, East Baton Rouge Parish, East Carroll Parish, East Feliciana Parish, Evangeline Parish, Franklin Parish, Grant Parish, Iberia Parish, Iberville Parish, Jackson Parish, Jefferson Parish, Jefferson Davis Parish, Lafayette Parish, Lafourche Parish, LaSalle Parish, Lincoln Parish, Livingston Parish, Madison Parish, Morehouse Parish, Natchitoches Parish, Orleans

Exhibit 10.22
Parish, Ouachita Parish, Plaquemines Parish, Pointe Coupee Parish, Rapides Parish, Red River Parish, Richland Parish, Sabine Parish, St. Bernard Parish, St. Charles Parish, St. Helena Parish, St. James Parish, St. John the Baptist Parish, St. Landry Parish, St. Martin Parish, St. Mary Parish, St. Tammany Parish, Tangipahoa Parish, Tensas Parish, Terrebonne Parish, Union Parish, Vermilion Parish, Vernon Parish, Washington Parish, Webster Parish, West Baton Rouge Parish, West Carroll Parish, West Feliciana Parish, and Winn Parish. Employee hereby stipulates that Company does business in all of the aforementioned parishes, counties, and municipalities as of the date of this Addendum. Employee also understands that the Company serves all of Louisiana and that Employee will equally be bound in those geographic areas where Employee also performs responsibilities for the Company.

Employee acknowledges that the Company’s business is expanding. Accordingly, Employee agrees that the Company may amend the Restricted Area by way of an exhibit specifying new or additional parishes and counties and append such exhibit(s) to this Agreement with the same force and effect as if the exhibit(s) were originally a part of, or such parishes and counties were originally listed in, this Addendum. The Company will provide Employee with any and all exhibit(s) that amend the Restricted Area. Employee agrees that if the Company provides Employee with an exhibit that amends the Restricted Area it will represent as fact that Company does business in all of the geographical areas identified in such an exhibit.

Addendum No. 2:

The definition of “Restricted Customer” in Section 2.5 is modified as follows:

“Restricted Customer” shall mean a customer of the Company that is located within or does business within the Restricted Area and to whom Employee directly or Indirectly sold or provided products or services on behalf of the Company during the twenty-four (24) month period preceding the Termination Date.

Addendum No. 3:

The parties agree that the effective date of the Agreement shall be no sooner than Employee’s first day of employment with the Company, even if Employee signs the Agreement at an earlier date.

MASSACHUSETTS ADDENDUM

Addendum No. 1:

The language in Section 3.1 “Non-Competition” is modified as follows.

3.1.1 The restriction in Section 3.1 shall not apply following the Termination Date to (a) employees who are classified as nonexempt under the Fair Labor Standards Act, 29 U.S.C. 201-219, (b) employees whose employment with the Company has ended because they have been laid off by the Company, or because their employment has been terminated by the Company without cause, (c) employees who are aged 18 or younger, or (d) employees who are undergraduate or graduate students partaking in an internship or who have otherwise entered into a short-term employment relationship with the Company, whether paid or unpaid, while enrolled

Exhibit 10.22
in a full-time or part-time undergraduate or graduate educational institution. For purposes of this section “cause” means misconduct, violation of any policy of the Company (including any rule of conduct or standard of ethics of the Company), breach of the Agreement (including this Massachusetts Addendum) or the breach of any confidentiality, non-disclosure, non-solicitation or assignment of Inventions obligations to the Company, failure to meet the Company’s reasonable performance expectations, or other grounds directly and reasonably related to the legitimate business needs of the Company.

3.1.2 If the Company enforces the non-competition restrictions of this section for a period of time following the Termination Date (the “Restraint Period”), it will pay Employee an amount equal to fifty percent (50%) of the highest annualized base salary that Employee received from the Company within the two (2) years prior to the Termination Date, less any applicable deductions (the “Restraint Payment”). The Restraint Payment will be paid on a pro-rata basis during the Restraint Period in the same manner that Employee would have received wages from the Company had Employee been employed during the Restraint Period.

3.1.3 The Restraint Period shall be extended to twenty-four (24) months if Employee (a) breached Employee’s fiduciary duty(ies) to the Company, or (b) unlawfully took, physically or electronically, property belonging to the Company.

3.1.4 Employee understands that if the Company elects to waive the non-competition restrictions set forth herein, Employee will not receive any compensation or consideration described above. Employee further understands that at the time of Employee’s separation from employment, the Company (a) shall elect whether to waive its enforcement of the non-competition provisions in the Agreement (including this Massachusetts Addendum), and (b) shall notify Employee of its election in writing.

3.1.5 NOTICE. If Employee was already employed by the Company on the date of Employee’s signature on the Agreement or on this Massachusetts Addendum, Employee acknowledges (a) that the Agreement, including this Massachusetts Addendum, was delivered to Employee at least ten (10) business days before the date that this Massachusetts Addendum was executed by both of the parties (the “Effective Date”), and (b) that Employee has been provided with fair and reasonable consideration in exchange for Employee’s agreement to the non-competition restriction set forth in this section.

3.1.6 NOTICE. If Employee was not already employed by the Company on the date of Employee’s signature on the Agreement or on this Massachusetts Addendum, Employee acknowledges that the Agreement, including this Massachusetts Addendum, was delivered to Employee (a) before a formal offer of employment was made to Employee by the Company, or (b) ten (10) business days before the commencement of Employee’s employment with the Company, whichever occurs sooner.

3.1.7 Employee acknowledges that Employee has been advised of Employee’s right to consult with counsel of Employee’s own choosing prior to signing the Agreement and this Massachusetts Addendum. By signing the Agreement and this Massachusetts Addendum, Employee acknowledges that Employee has had time to read and understand the terms of the Agreement and this Massachusetts Addendum, and to consult with Employee’s own legal counsel (not including counsel for the Company) regarding the Agreement and this Massachusetts Addendum prior to their execution. Employee agrees that Employee has actually read and

Exhibit 10.22
understood the Agreement and this Massachusetts Addendum and all of their terms, that Employee is entering into and signing the Agreement and this Massachusetts Addendum knowingly and voluntarily, and that in doing so Employee is not relying upon any statements or representations by the Company or its agents.

3.1.8 Employee acknowledges (a) that the non-competition covenant contained in this section is no broader than necessary to protect the Company’s Confidential Information, Trade Secrets, and goodwill, and (b) that those business interests, and the business interests identified in the Agreement, cannot be adequately protected through restrictive covenants other than the non-competition covenant contained in this section, including without limitation the non-solicitation, non-disclosure, non-interference, non-inducement, and non-use restrictions set forth in Sections 3.2, 3.3, and 3.4 of the Agreement.

Addendum No. 2:

The language in Section 4.10 “Governing Law” is modified as to Section 3.1 only, as follows:

4.10 Governing Law

4.10.1 The non-competition covenant contained in Section 3.1 shall be governed by Massachusetts substantive law. Any action relating to or arising out of the non-competition covenant contained in Section 3.1 shall be brought in (a) the United States District Court for the District of Massachusetts, Eastern Division, if that Court has subject matter jurisdiction over the dispute; or, if it does not, (b) the Business Litigation Session of the Suffolk County Superior Court, or, if the Business Litigation Session does not accept the case for any reason whatsoever, (c) the Suffolk County Superior Court. Employee agrees and consents to the personal jurisdiction and venue of the federal or state courts of Massachusetts for resolution of any disputes or litigation arising under or in connection with the non-competition covenant contained in Section 3.1, and Employee waives any objections or defenses to personal jurisdiction or venue in any such proceeding before any such court.

4.10.2 The parties further agree that any disputes between them, whether relating to the Agreement, this Addendum, or any other conflict, claim or dispute, shall be tried by a judge.

MINNESOTA ADDENDUM

Addendum No. 1:

The language in Section 3.1 “Non-Competition” is stricken in its entirety and replaced with the following:

During Employee’s employment with the Company, through the end of the Termination Date, Employee shall not be employed by, or otherwise provide services on behalf of, a competitor, or perform the same or similar duties Employee performed for the Company in connection with a Competitive Business.

Addendum No. 2:

Exhibit 10.22
The language in Section 3.2 “Non-Solicitation of Restricted Customers” is stricken in its entirety and replaced with the following:

During the Non-Solicitation Period and in connection with a Competitive Business, Employee shall not, directly or Indirectly: (a) solicit, refer, induce or encourage (or attempt to solicit, refer, induce or encourage) any Restricted Customer to do business with a Competitive Business; and/or (b) induce or encourage (or attempt to induce or encourage) any Restricted Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.

Addendum No. 3:

The heading of Section 3.5 “Reasonableness Restrictions” is changed to “Covenants are Reasonable/Consideration,” and the language of Section 3.5 is modified by adding the following language at the end of the Section:

Employee further acknowledges and agrees that (a) the covenants in this Section are no broader than necessary to protect the Company’s legitimate business interests (including but not limited to business interests in its Confidential Information, Trade Secrets, goodwill, customer relations, and employee relations), (b) those business interests cannot be adequately protected other than through these covenants, (c) Employee and the Company bargained for the terms of this Agreement, including the covenants in this Section and the consideration therefor, and (d) Employee either (i) was advised, prior to Employee’s acceptance of the Company’s offer of employment, of the terms of this Agreement, and that the Company’s offer of employment was contingent on Employee’s agreement to those terms, or (ii) received additional consideration in exchange for entering into this Agreement, to which Employee was not otherwise entitled, which additional consideration gave Employee real advantages.

Addendum No. 4:

The language in Section 4.10 “Governing Law” is modified by adding the following language at the end of said Section:

Notwithstanding the foregoing, Employee understands that while Employee primarily resides or works in the State of Minnesota, the Agreement will be construed and enforced in accordance with the substantive laws of the State of Minnesota without reference to principles of conflicts of laws.

NEBRASKA ADDENDUM

Addendum No. 1:

The language in Section 2.5 “Restricted Customer” is stricken in its entirety and replaced with the following:

“Restricted Customer” means any person(s) or entity(ies) to whom, within twenty-four (24) months prior to the Termination Date, Employee, directly provided products or services in connection with the Company’s business.

Exhibit 10.22
Addendum No. 2:

The definition of Section 2.4 “Restricted Area” is stricken in its entirety and replaced with the following:

“Restricted Area” means the territory (i.e.: (i) state(s), (ii) county(ies), or (iii) city(ies)) in which, during the twenty-four (24) months prior to the Termination Date, Employee: (a) provided Material services on behalf of the Company and/or (b) solicited Restricted Customers or otherwise sold services on behalf of the Company. “Material” means Employee’s primary job duties and responsibilities, including but not limited to in connection with working with Restricted Customers or directly supervising individuals who work with Restricted Customers.

Addendum No. 3:

The language in Section 3.1 “Non-Competition” is modified by adding the following:

The restrictions related to competitive activities only apply while Employee is employed by the Company. Employee further acknowledges that the restrictions do not prevent Employee from exercising a lawful profession, trade, or business as they only apply while Employee is employed by the Company.

Addendum No. 4:

The language in Section 3.2 “Non-Solicitation of Restricted Customers” is stricken in its entirety and replaced with the following:

Except as prohibited by law, Employee agrees that during the Non-Solicitation Period, Employee shall not, directly or Indirectly, solicit, aid or induce any Restricted Customer of the Company to purchase goods or services then sold by the Company from another person or entity, or assist or aid any other person or entity in identifying or soliciting any such Restricted Customer if that sale or service would be located in a Restricted Area.

NORTH DAKOTA ADDENDUM

Addendum No. 1:

The language in Section 3 “Restrictive Covenants” is modified by adding the following:

The restrictions related to restrictive covenants only apply while Employee is employed by the Company. Employee further acknowledges that the restrictions do not prevent Employee from exercising a lawful profession, trade, or business as they only apply while Employee is employed by the Company.

Addendum No. 2:

The language in Section 4.10 “Governing Law” is modified by adding the following:

Exhibit 10.22
Employee understands that while residing and working in the State of North Dakota, the restrictions related to restrictive covenants, solicitation of customers, and competitive activities in Section 3 will be subject to the substantive laws of the State of North Dakota.

OKLAHOMA ADDENDUM

Addendum No. 1:

The language in Section 3.1 “Non-Competition” is modified by adding the following:

The restrictions related to competitive activities only apply while Employee is employed by the Company. Employee further acknowledges that the restrictions do not prevent Employee from exercising a lawful profession, trade, or business as they only apply while Employee is employed by the Company.

Addendum No. 2:

The language in Section 3.2 “Non‑Solicitation of Restricted Customers” is stricken in its entirety and replaced with the following:

Employee covenants and agrees that during the Non-Solicitation Period, Employee will not directly solicit the sale of goods, services or a combination of goods and services from the established customers of the Company.

OREGON ADDENDUM

Addendum No. 1:

The language in the “NOW, THEREFORE” section on page 1 of the Agreement is modified to include the following language:

The Agreement is executed upon Employee’s initial employment with the Company and is a condition of such employment or is executed upon Employee’s “subsequent bona fide advancement” within the meaning of Oregon Revised Statutes (ORS) Section 653.295 because of, among other things, Employee’s increased responsibilities and access to Confidential Information and Trade Secrets. If this Agreement is executed upon initial employment, Employee acknowledges that Employee was informed in a written job offer at least two (2) weeks before starting work that Employee must enter into this Agreement as a condition of employment. If executed upon a “subsequent bona fide advancement,” Employee knowingly and voluntarily waives any argument that Employee’s new role does not constitute a “subsequent bona fide advancement.”

Addendum No. 2:

The definition of “Restricted Customer” in Section 2.5 is modified as follows:

“Restricted Customer” means any person(s) or entity(ies) who: (a) as of the Termination Date, is doing business with the Company or would reasonably be expected to return to the Company for purposes of doing business; and (b) within twenty-four (24) months prior to the Termination

Exhibit 10.22
Date, Employee, directly or Indirectly: (i) provided products or services in connection with a Competitive Business; or (ii) provided written proposals about products or services in connection with a Competitive Business.

Addendum No. 3:

The language in Section 3.2 “Non-Solicitation of Restricted Customers” is stricken in its entirety and replaced with the following:

During the Non-Solicitation Period and in connection with a Competitive Business, Employee shall not directly or Indirectly: (a) solicit, refer or attempt to solicit or refer any Restricted Customer to a competitor; (b) transact or attempt to transact business with any Restricted Customer; or (c) induce or encourage any Customer to terminate a relationship with the Company or otherwise to cease accepting services or products from the Company.

Addendum No. 4:

The language in Section 3.6 “General Exceptions” is supplemented as follows:

Except as provided in this section, the non-competition restrictions in Section 3.1 do not apply to Employee if (a) Employee is not classified as exempt from overtime under Oregon law as an employee engaged in administrative, executive, or professional work; or, (b) at the time of Employee’s separation from the Company, Employee is not paid a gross salary and commissions in the amount required under ORS 653.295, calculated on an annual basis (hereafter, a “Non-Qualified Employee”). However, even if Employee is a Non-Qualified Employee, the Company may, at its sole discretion, elect to enforce the non-competition restrictions in Section 3.1 by paying Employee, for up to the maximum Non-Competition Period, compensation equal to the greater of (c) fifty (50) percent of Employee’s annual gross base salary and commissions at the time of Employee’s separation; or (d) fifty (50) percent of the minimum annual compensation required under ORS 653.295. If the Company elects to enforce Section 3.1 by agreeing to make the payments referenced in this section, Employee will be notified in writing. Employee understands and acknowledges that the Company’s election not to pay the compensation set out in this section affects the applicability of Section 3.1 only in the event Employee is a Non-Qualified Employee and that the election of non-payment does not relieve a Non-Qualified Employee from any other post-employment restriction in the Agreement, including the restrictions in Sections 3.2 through 3.4.

SOUTH CAROLINA ADDENDUM

Addendum No. 1:

The parties agree that the effective date of the Agreement shall be no sooner than Employee’s first day of employment with the Company, even if Employee signs the Agreement at an earlier date.

TENNESSEE ADDENDUM

Addendum No. 1:

Exhibit 10.22
For any Employee subject to Tennessee law, the Non-Competition covenant in Section 3 of the Agreement shall apply for a period of two (2) years following the Termination Date in lieu of the one (1) year period stated in Section 3. Employee acknowledges and agrees that this restriction is reasonable in duration, geographic scope, and scope of activity, is supported by adequate consideration, and is necessary to protect the Company’s legitimate business interests, including its Confidential Information, Trade Secrets, and customer relationships.

VIRGINIA ADDENDUM

Addendum No. 1:

The language in Section 3.1 “Non-Competition” shall not apply to Employee if the Company terminates Employee’s employment and, at the time this Agreement is entered into, the Company did not previously offer Employee severance or other monetary payment in connection with such a termination (provided, however, that no severance or other monetary payment is required if the Company terminates Employee’s employment for cause).

Addendum No. 2:

The language in Section 3.4 “Non-Solicitation of Employees” is stricken in its entirety and replaced with the following:

During the Non-Solicitation Period, Employee shall not directly or Indirectly: (a) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any individual who Employee knows (or reasonably should know) is currently employed by, or consulting with, the Company (“Restricted Employees”); (b) contact or communicate with Restricted Employees for the purpose of inducing, assisting, encouraging, and/or facilitating them to terminate their employment or consultancy with the Company or find employment or work with a Competitive Business; (c) provide or pass along to any Competitive Business the name, contact, and/or background information about any Restricted Employees or provide references or any other information about them; (d) provide or pass along to Restricted Employees any information regarding potential jobs with a Competitive Business, including but not limited to job openings, job postings, or the names or contact information of a Competitive Business hiring people or accepting job applications; and/or (e) offer employment or work to any Restricted Employees on behalf of a Competitive Business.

WASHINGTON ADDENDUM

Addendum No. 1:

The language in Section 2.5 “Restricted Customer” is stricken in its entirety and replaced with the following:

“Restricted Customer” means any person(s), organization(s) or entity(ies) who is a current or prospective purchaser of products or services from the Company on the Termination Date or at the time Employee engages in any conduct that is prohibited by Section 3.2 and with whom Employee established or substantially developed a direct relationship through Employee’s work for the Company.

Exhibit 10.22
Addendum No. 2:

The language in Section 3.1 “Non-Competition” is modified by adding the following:

Effective on June 30, 2027, the restrictions relating to non-competition in Section 3.1 shall apply only while Employee is employed by the Company. The parties agree that this Addendum serves as any notice required under Washington law. This modification shall be effective only during such period of time that Employee primarily resides or works in the State of Washington.

Addendum No. 3:

The language in Section 3.2 through Section 3.4 is modified as follows:

Any provision of this Agreement that is determined by a court/arbitrator to be a non-competition covenant under Washington law shall no longer be effective or enforceable after June 30, 2027. Section 3.2 through Section 3.4 shall be construed only to be as broad as permitted by applicable law and enforceable as non-solicitation agreements. For avoidance of doubt, if applicable law changes after the effective date of this Agreement, Section 3.2 through Section 3.4 in this Agreement shall be made to be consistent with the broadest definition of non-solicitation agreements under applicable law and no broader.

Addendum No. 4:

The language in Section 3.2 “Non-Solicitation of Restricted Customers” is stricken and replaced in its entirety with the following:

During the Non-Solicitation Period and in connection with a Competitive Business, Employee shall not, directly or Indirectly, solicit or attempt to solicit any Restricted Customer to terminate a relationship with the Company or otherwise to cease or reduce accepting or purchasing products or services from the Company.

Addendum No. 5:

The language in Section 3.4 “Non-Solicitation of Employees” is stricken and replaced in its entirety with the following:

During the Non-Solicitation Period, Employee shall not, directly or Indirectly, solicit or attempt to solicit any individuals who Employee knows (or reasonably should know) are employees of the Company to terminate their employment or consultancy with the Company.

Addendum No. 6:

The language in Section 3.6 “General Exceptions” is stricken in its entirety and replaced with the following:

Employee understands that Employee’s non-competition covenants and/or non-solicitation agreements in this section shall not apply to Employee if Employee is covered under applicable state statute or local ordinance/rule prohibiting non-competition covenants or non-solicitation agreements, including on the basis of Employee’s profession. Any term or provision in this

Exhibit 10.22
Agreement, including but not limited to all or part of any restrictive covenant in Sections 3.1 through 3.4, that is or is determined to be a non-competition covenant under Washington state law is only effective and enforceable once Employee earns, on an annualized basis, more than the annual required minimum compensation, which may be prorated for service less than a year, for enforcement of non-competition covenants found in Title 49 RCW. For avoidance of doubt, Employee understands and agrees that even if Employee does not earn the required minimum compensation when Employee signs this Agreement, the non-competition covenants later become enforceable if Employee begins to earn sufficient compensation for their enforcement. This required minimum compensation for enforcement of non-competition covenants does not affect the enforceability of any other term or provision of this Agreement, including but not limited to any term or provision, or part thereof, that is or is determined to be a non-solicitation agreement under Washington state law found in Title 49 RCW.

Addendum No. 7:

A new Section 3.7 “Non-Competition in the Event of a Layoff” is added and reads as follows:

In the event Employee’s employment is terminated as a result of a layoff, any term or provision of this Agreement, including but not limited to all or part of any restrictive covenant in Section 3.1 above, that is or is determined to be a non-competition covenant under Washington state law will not be enforced, unless, in the Company’s sole discretion, it elects to pay Employee compensation equivalent to Employee’s base salary at the time of termination for the period of enforcement of the non-competition covenants, less any compensation earned by Employee through subsequent employment (the “Non-competition Compensation”). The Company will advise Employee in writing whether it will elect to pay the Non-competition Compensation to enforce the non-competition covenants in this Agreement. Payment of the Non-competition Compensation will occur in bi-weekly installments on the Company’s regularly scheduled payday, until such time as the Company elects to discontinue the payments and in no event for longer than twelve (12) months. If the Company notifies Employee that it elects to pay the Non-competition Compensation under this section, Employee agrees to submit a written statement to the Company on or before the fifth day of each month during the period of enforcement of any non-competition covenant disclosing the amount of gross compensation Employee earned the previous month, along with the paystubs or other evidence of payment acceptable to the Company. Employee understands that the Company is entitled to offset any compensation Employee earns from subsequent installments of the Non-competition Compensation or, alternatively, to terminate all further payments of the Non-competition Compensation. If, during the period of enforcement of the non-competition covenants, Employee reports earning compensation equal to or greater than Employee’s base salary at the Company at the time of termination, Employee understands that the non-competition covenants will be enforceable according to their terms. At no time is the Non-competition Compensation earned or owed until paid. For avoidance of doubt, the Company reserves the right to elect not to pay any Non-competition Compensation or, after electing to pay the Non-competition Compensation, to discontinue payment at any time for any reason. Employee understands and agrees that this section and the potential Non-competition Compensation is only applicable if the Company terminates Employee’s employment as a result of a layoff.

Addendum No. 8:

The language in Section 4.10 “Governing Law” is modified as follows:

Exhibit 10.22

This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Washington without reference to principles of conflicts of laws. The parties stipulate that the exclusive venue for any legal proceeding arising out of this Agreement is the state and federal courts sitting in Seattle, Washington and waive any defense, whether asserted by motion or pleading, that the venue specified by this section is an improper or inconvenient venue, provided that a party may commence a legal proceeding in a relevant jurisdiction for the purpose of enforcing its rights under this Agreement. The parties further agree that a judge shall try any disputes between them, whether relating to this Agreement or any other conflict, claim or dispute.

Addendum No. 9:

Section 3.6 “General Exceptions” is modified by adding the following:

Any term or provision in this Agreement, including but not limited to all or part of any restrictive covenant in Sections 3.1, 3.2, 3.3, and 3.4 above, that is or is determined to be a non-competition covenant under Washington state law is only effective and enforceable once Employee earns, on an annualized basis, more than the annual required minimum compensation, which may be prorated for service less than a year, for enforcement of non-competition covenants found in Title 49 RCW. For avoidance of doubt, Employee acknowledges and agrees that even if Employee does not earn the required minimum compensation when Employee signs this Agreement, the non-competition covenants later become enforceable if Employee earns sufficient compensation for their enforcement. This required minimum compensation for enforcement of non-competition covenants does not affect the enforceability of any other term or provision of this Agreement.

Addendum No. 10:

Section 4.10 “Governing Law” is stricken and replaced with the following:

This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of Washington without regard to conflicts of law principles. Employee hereby consents to the exclusive jurisdiction and venue in the federal and state courts of the State of Washington, King County, for the resolution of all disputes arising under, or relating to, this Agreement.

WISCONSIN ADDENDUM

Addendum No. 1:

The language in Section 3.2 “Non-Solicitation of Restricted Customers” and Section 3.3 “Non-Solicitation of Restricted Prospects” is modified so that Section 3.2 and Section 3.3 only apply to solicitation within a geographic region where the Company operates.

Addendum No. 2:

The language in Section 3.4 “Non-Solicitation of Employees” is modified with respect to employees as follows:

Exhibit 10.22
During the Non-Solicitation Period, Employee shall not directly or Indirectly solicit or encourage (or attempt to solicit or encourage) any Key Employee (defined below) of the Company to: (a) terminate employment with the Company in order to enter into employment or a business relationship with a competitor of the Company in which the Confidential Information the Key Employee has could be used to competitively harm the Company; or (b) enter into or commence any relationship in which the Key Employee would provide Competitive Products or Services. This Section only applies to solicitation where the Key Employee would work within a geographic region where the Company operates. For purposes of this Section 3.4, “Key Employee” means any person who is: (i) employed by the Company, and is either someone with whom Employee had material contact and obtained Confidential Information about that could be used to persuade the Key Employee to leave Key Employee’s employment with the Company or was supervised by Employee during the twelve (12) months immediately preceding the Termination Date, and (ii) is a manager, officer, director, or executive of the Company; and/or is in possession of Confidential Information and/or Trade Secrets that could be used to competitively harm the Company by the Competitor. Notwithstanding the foregoing, this Section 3.4 does not prohibit Employee from conducting generalized searches for employees or independent contractors by use of general advertisements or solicitations, including but not limited to advertisements or solicitations through newspapers, internet or other media of general circulation or engaging and using a search firm not specifically targeted at such individuals.

WYOMING ADDENDUM

Addendum No. 1:

The language in Section 3.1 “Non-Competition” is modified as follows:

The non-competition covenant in Section 3.1 shall only apply to Employee: (a) for the protection of the Company’s Trade Secrets (where Employee has access to or use of such Trade Secrets); and/or (b) if Employee is determined to be (i) executive and management personnel or (ii) professional staff to executive and management personnel. For purposes of this Addendum, “Trade Secrets” means as that term is defined under Section 40-24-101(a)(iv) Wyoming Uniform Trade Secrets Act, WY Stat § 40-24-101 (2024).

Addendum No. 2:

The language in Section 3.2 through 3.4 shall be modified as follows:

If a court determines that W.S. § 1-23-108 applies to non-solicitation covenants, then the parties agree that Wyoming Addendum No. 1 applies with equal force and effect to Employee’s non-solicitation covenants in Section 3.2 through 3.4.